                                 EXHIBIT 10.8(C)

   ENMAX CORPORATION                                              PURCHASE ORDER
   "Putting information technology to work"
   4190 S. Highland Dr., Suite 210
   Salt Lake City, UT  84124
   801-424-0200, 801-424-0300 fax

The following number must appear on all related   Purchase Order Number: 11/7007
correspondence, shipping papers, and invoices:
(contract number)

To:     EnvironMax.com
        380 King Street
        Layton, UTAH  84041
        (801) 547-1551 Fax (801) 547-1881

     P.O. DATE           REQUISITIONER          SHIP VIA        F.O.B. POINT         TERMS
     ---------           -------------          --------        ------------         -----
       3/1/00             Steve Barry             N/A            Layton, UT       See Attached

CLIN      QTY    PART #               DESCRIPTION               UNIT PRICE         TOTAL
----      ---    ------               -----------               ----------         -----
0023       1                 HMMS Systems Support (Nov 00)     $232,710.00       $232,710.00
0024       1                 HMMS Systems Support (Dec 00)     $232,710.00       $232,710.00
0025       1                 HMMS Systems Support (Jan 01)     $225,332.00       $225,332.00
0026       1                 HMMS Systems Support (Feb 01)     $225,332.00       $225,332.00
0027       1                 HMMS Systems Support (Mar 01)     $225,332.00       $225,332.00
0028       1                 HMMS Systems Support (Apr 01)     $185,423.00       $185,423.00
0029       1                 HMMS Systems Support (May 01)     $185,423.00       $185,423.00

                                                                  SUBTOTAL     $1,512,262.00
                                                                  SALES TAX
                                                                  SHIPPING
                                                                               -------------
                                                                  TOTAL DUE    $1,512,262.00

1.      Please send two copies of your invoice.

2. Enter this order in accordance with the prices, terms, delivery method, and specifications listed above.

3.      Please notify us immediately if you are unable to ship as specified.

4.      Send all correspondence to:



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

        Jenny Craig
        ENMAX Corporation
        4190 S. Highland Dr., Suite 210, Salt Lake City, Utah , Utah 84124 PH 801-424-0200; Fax 801-424-0300

cc:  Steve Barry                             /s/ JENNY CRAIG
                                            -----------------------------------
                                            Authorized by                   Date
                                            -----------------------------------
                                            Authorized by                   Date



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

                                  ATTACHMENT 1

        All work performed under the attached ENMAX Statement of Work shall be in accordance with Prime Contract, Contract Number GS00T99AJC3174, Task Order T0099AJ3499, attached hereto and incorporated herein.

        Any reference to "Government" shall mean "Buyer" and any reference to "Contractor" shall mean "Vendor."

        Delivery Schedules and Milestone Dates shall follow the Prime Contract, attached hereto and incorporated herein.

        All terms and conditions as stipulated in the Prime Contract, Contract Number GS00T99AJC3174, shall govern this Purchase Order.



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

                       ENMAX CORPORATION STATEMENT OF WORK

                     SUSTAINMENT FOR THE DEPOT MAINTENANCE -
                   HAZARDOUS MATERIAL MANAGEMENT SYSTEM (HMMS)

        SECTION C.1 BACKGROUND

        Wright Patterson Air Force Base's Materiel System group (OO-ALC/LGN) provides information technology (IT) service support for a wide range of Department of Defense (DoD) customers. This support includes providing IT support for the maintenance of hazardous materials throughout the United states at various DoD sites. The OO-ALC/LGN selected the Depot Maintenance - Hazardous Material Management System (HMMS) tool as a multi-service candidate system in 1991. HMMS has been offered, accepted and/or implemented at eleven (11) Air Force Materiel Command (AFMC) Facilities and thirteen (13) Maintenance Depots within the DoD to facilitate their improved business processes in managing their hazardous materials inventory. OO-ALC/LGN has asked FEDSIM to assist them with overall IT support.

        HMMS was first installed in 1993 at three pilot sites. It has since been implemented at Army, Navy, Marine Corps and Air Force Bases across the country and is currently active at 22 sites, all of which are participating in this delivery order. It was implemented and managed by the Joint Logistics System Command (JLSC) and is considered a very successful program by the HMMS User Community. Over the years, the HMMS User Community has become an active participant in the strength and maturity of the program. User Conferences and Functional Group leaders have been established. Through this avenue the HMMS User Community is able to continually request modifications and improvements to HMMS to support their business needs and to review the progress of the program. To continue the success of HMMS as a standard DoD Logistics system and to maintain the quality of the program, the HMMS User Community has requested that the support of this system by continued. Continued support of HMMS in the technical, training, software, hardware and data technician areas is crucial to the user community in support of their mission for the management of hazardous materials in compliance with the various regulatory agencies.

        The hardware supporting HMMS sites consists of a HP9000 business server running HP-UX 9.04/10/20 operating system and ORACLE 7.1/7.3 Database. The workstations, terminals, printers and telecommunications environments at the various HMMS locations are dynamic and constantly changing to meet their requirements. Each HMMS installation requires on-going customer support to provide software and hardware technology upgrades, troubleshooting and resolution of telecommunications problems and integration with site networks. Client PCs access HP9000 servers using TCP/IP connections and in some cases Xyplex Terminal Servers allowing broadband LAN and modem connectivity. Configurations and networks vary widely from site to site. The HMMS Production Support team assists sites in working through connectivity issues to accommodate access over multiple LAN environments from various locations.

        HMMS software is Government owned and Subcontractor supported. The program management of HMMS has been transferred from the Joint Logistics System Command (JLSC) to the Air Force Materiel Command, Logistics (AFMC/LG) and the HMMS Program Management



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

is assigned to OO-ALC/LGN. The Functional Management responsibility is Hill AFB/FM. HMMS is a standard system that is centrally managed and configuration-controlled by the Functional Group Leaders. Changes are requested and coordinated by th HMMS User Community and are reviewed and prioritized by the Functional Group Leaders. Priorities are reviewed at the User Conferences and quarterly Functional Group Leader meetings and forwarded to the Program and Functional managers for final approval. Additionally, the application is supported by several Commercial Off The Shelf (COTS) packages that must be maintained, upgraded, managed, and integrated at the site. Standardization, identification, evaluation, maintenance, system integration, system support, and documentation of the environment, as they apply to HMMS, is within the scope of this delivery order.

        SECTION C.2 SCOPE

        The scope of this effort is to provide on-going support for specified HMMS government sites and to provide program management support to the OO-ALC/LGN department. The support shall include the areas of technical management, functional support, technical support, hardware and software maintenance, technology refreshment, technology research, customer hotline, data preparation technicians, and the procurement, installation and integration of specified hardware and software. In anticipation of new technological advancements that may improve the functionality of the HMMS system, identify, evaluate and make recommendations for new hardware and software components to meet the expanding user requirements for HMMS and maintain the technical viability, compatibility and standard features of the system.

        Sites participating and supported by this delivery order include, but are not limited to, the following:

29 Palms                      Corpus Christie AD            Los Angeles AFB
Albany MCLB                   Edwards AFB                   NADEP North Island
AMARC                         Eglin AFB                     Red River AD
Anniston AD                   Hanscom AFB                   Rome Research Labs
Arnold AFB                    Hill AFB                      Tinker AFB
Barstow MCLB                  NADEP Jacksonville            Tobyhanna AD
Brooks AFB                    Kirtland AFB                  Tooele AD
NADEP Cherry Point            Letterkenny AD                Warner Robins AFB
                                                            Wright Patterson AFB

        SECTION C.3 GENERAL REQUIREMENTS

        SECTION C.3.1 SUBCONTRACTOR RESPONSIBILITIES

        The subcontractor shall provide non-personal services staff for program management, technical management, planning, software maintenance and development, technology refreshment, customer technical support, system administration support, customer hotline, and data preparation activities for OO-ALC/LGN in support of HMMS at participating sites.



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

        Additionally, the subcontractor shall prepare the sites for inclusion of advanced technologies associated with the incorporation of web-based architectures, and, if available during the term of this contract, convert the sites where local managers are prepared to do so.

        SECTION C.3.2. GOVERNMENT RESPONSIBILITIES

        The government will provide reasonable assistance to the subcontractor to ensure accomplishment of the tasks specified in this task order. Specifically, the government will provide adequate work space, workstations, furniture and access to telephones and office equipment for subcontractor on-site data entry technicians for the duration of this task. Office work space will be of the same type used by government personnel.

        The government will also provide the subcontractor access to personnel, installations, facilities, and computer hardware and software as needed to fulfill task requirements. The government will provide all necessary facilities for business server placement. Each site/location will provide the subcontractor team access to meeting rooms and other facilities as necessary to complete the work described.

        The government will facilitate vendor/subcontractor access to the required installations and facilities and coordinate the issuance of proper identification media and applicable building passes. The government will provide and facilitate access to computer networks and computer servers as needed to fulfill task requirements.

        OO-ALC/LGN will be the focal point for support of requirements. The focal point will be responsible for coordinating all activities that require interface with other departments and the vendor/subcontractor personnel. The government will provide sufficient access time to permit the timely accomplishments of the delivery order. The government will provide the vendor/subcontractor copies of or access to relevant documentation to successfully complete requirements.

        The government will ensure that the subcontractor data entry technicians are not exposed to hazardous chemicals in the performance of their duties.

        All equipment and software procured for this task order will become the property of the Government upon completion of this task order.

        SECTION C.4 SPECIFIC TASKS

        SECTION C.4.1 TASK 1 - PROJECT MANAGEMENT

        The Subcontractor shall provide support in program management and centralized planning of HMMS for each of the specified HMMS sites. The Subcontractor shall provide management assistance in the ongoing support of the HMMS sites; planning and survey for new sites; research, application and integration of new system technologies. The subcontractor shall coordinate functional group meetings, conferences, requirements definition and implementation scheduling. The subcontractor shall recommend new system hardware and software components, recommend purchase and upgrades to system hardware and software, design, program, test, install, integrate, train and provide post-implementation support of HMMS. The subcontractor shall provide the managerial and technical oversight for the Technical Team and data entry support personnel associated with HMMS.

        The subcontractor shall prepare two types of reports as stated below in both soft and hardcopy format. Reports are due to ENMAX by the fifth of each month.

        SECTION C.4.1.1 TASK 1.1 - MONTHLY PROJECT STATUS REPORT

        The shall provide a monthly project status report summarizing accomplishments and support to FEDSIM and a copy to ENMAX. The report shall be due on the fifth day of the month following the month in which the service was provided.

        SECTION C.4.1.2. TASK 1.2 - TRIP REPORTS

        The subcontractor shall provide Trip Reports to ENMAX and a copy to OO-ALC/LGN. These Trip Reports shall be provided in subcontractor format either electronically or as attachments to the Monthly Project Status Report and shall include traveler's subcontractor names, trip dates, places and personnel visited, purpose of visits, accomplishments, and costs incurred.

        SECTION C.4.2. TASK 2 - HMMS TECHNICAL SUPPORT & DEVELOPMENT

        The subcontractor shall provide support for the HMMS software as indicated in Paragraphs C.4.2.1 through C.4.2.5 below.

        The subcontractor shall provide support for the HMMS operating system software as indicated in Paragraphs C.4.2.6 through C.4.2.9 below.

        SECTION C.4.2.1 TASK 2.1 - HMMS SOFTWARE MAINTENANCE

        The subcontractor shall provide ongoing support to maintain and improve the functional processes within HMMS software as prioritized and approved by the HMMS Functional Group Leaders, as detailed in C.4.2.2 through C.4.2.5 below. These requirements shall consist of maintenance requirements, feature clarifications, modifications, and deficiency reports submitted and prioritized by the HMMS User Community and approved by the HMMS Functional Group Leaders. The subcontractor shall provide support for all phases of project life cycle and implementation. The subcontractor shall conduct and/or participate in design approval reviews and provide documentation updates to reflect functional and operational impacts and alternatives.

        The subcontractor shall support the enhancement of new software releases in operating system and support software as required and prioritized with other requirements by the HMMS management team.

        SECTION C.4.2.2 TASK 2.1.1 - HMMS ANALYSIS, DESIGN AND PROGRAMMING

        The Subcontractor shall provide support in the areas of analysis, design, and program code for the approved HMMS system maintenance, enhancements, feature clarifications, modifications, and deficiency requests approved by OO-ALC/LGN and FEDSIM.

        SECTION C.4.2.3 TASK 2.1.2 - SOFTWARE ACCEPTANCE TESTING

        The subcontractor shall review site surveys, and equipment and software lists, and shall prepare and perform acceptance tests on the software to ensure that all approved requirements have been satisfied. Additionally the subcontractor shall prepare functional testing and coordinate with OO-ALC/LGN, the Functional Group Leaders and the HMMS User Community for system acceptance on all system upgrades. All results and problems tracked through customer support shall be logged and reported to FEDSIM and OO-ALC/LGN upon request and in the monthly report.

        SECTION C.4.2.4 TASK 2.1.4 - DOCUMENTATION AND RELEASE INFORMATION

        The subcontractor shall prepare test plans and procedures which shall provide for user acceptance testing of functional enhancements for all major releases of HMMS. Major releases shall be identified by incremental increases in either the first or second position of the HMMS release number (ie 2.0, 2.1, 3.1). Minor releases shall be identified by incremental number of following the first two positions of the release number (ie 2.1.1., 3.1.0.5). All releases shall be accompanied with documentation updates including Release Notes and Release Implementation Guidelines, page updated (one copy per site) and paperless electronic on-line HMMS User Manual, and Operations Manual updates. The Release Notes and Release Implementation Guidelines shall include descriptions of what is taking place in the new release and how to install the new release(subcontractor), including installation requirements for particular sites. They shall include a description of functional changes for all releases. The subcontractor shall provide the documentation to the sites and to the HMMS Program Office, OO-ALC/LGN in coordination with scheduled block release dates. The subcontractor shall certify that each release is Year 200 complaint. Source and object code for releases of HMMS produced under this contract shall become the property of the Government on 31 Dec 2000 or upon the termination of the contract, whichever occurs first. The source code shall be delivered OO-ALC/LGN the HMMS Program Office, Ogden ALC/LGN.

        SECTION C.4.2.5 TASK 2.1.5 HMMS WEB SERVER MAINTENANCE SUPPORT

        The subcontractor shall maintain and operate the HMMS web server to provide access to current project information, newsletters, baseline change requests, Release Notes and Release Implementation Guidelines, and general support for the system. The HMMS Web Site will be integrated with the subcontractor Support Web site upon completion of implementation of subcontractor at government sites.

        A restricted Program Management area shall be established on the HMMS website to provide access to online trip reports and hotline problem logs for review by the HMMS Program Office and FEDSIM COR.

        SECTION C.4.2.6 TASK 2.2 HMMS SYSTEM HARDWARE & SOFTWARE MAINTENANCE

        The subcontractor shall provide support for the HMMS operating system software as indicated in Paragraphs C.4.2.7 through C.4.2.9 below.

        SECTION C.4.2.7 TASK 2.2.1 HP9000 BUSINESS SERVER OPERATING SYSTEM UPGRADES

        The subcontractor shall provide technical expertise in the maintenance of the HP-UX Operating System software on HP9000 Business Servers and Window NT servers. Based on funding availability, HMMS sites servers will be replaced by new HP9000 and/or NT servers. The system is currently running under HP-UX 9.04/10.20. The subcontractor shall provide technical assistance, recommendations, and support immigration to new servers and/or upgrades to operating system software as agreed upon with FEDSIM and coordinated with the HMMS Program Office and individual sites, OO-ALC/LGN. This is an ongoing effort to maintain supportability of and compliance with the Joint Technical Architecture as defined by the DoD and adopted by the Services.

        SECTION C.4.2.8 TASK 2.2.2 ORACLE DATABASE SYSTEM MAINTENANCE

        The subcontractor shall provide technical expertise in the maintenance of the Oracle RDBMS software. The system is currently running under Oracle 7.1/7.3. The Subcontractor shall provide technical assistance, recommendations, and support in the migration of Oracle products to new releases and new capabilities. This is an ongoing effort to maintain supportability of and compliance with the Joint Technical Architecture as defined by the DoD and adopted by the Services.

        SECTION C.4.2.9 TASK 2.2.3 SOFTWARE UPGRADES

        The subcontractor shall implement and maintain HMMS Client/Server Release 3.2x and through implementation of subcontractor, the web-based system incorporating HMMS functionality.

        SECTION C.4.3 TASK HMMS SITE TECHNICAL SUPPORT

        The subcontractor shall provide technical support of the HMMS User Community at participating sites as indicated in Paragraphs C.4.3.1 through
C.4.3.3 below.

        SECTION C.4.3.1 TASK 3.1 HMMS SITE TECHNICAL SUPPORT

        Technical support shall be provided by an off-site Production Support Team. Trouble-shooting and problem resolution shall be provided to resolve site specific problems with the functional processes, system software, telecommunications, network integration, data integrity and other software and hardware used in direct support of HMMS. Onsite visits shall be provided as required to resolve site-specific problems and to assist in the installation and acceptance testing of hardware and software releases. Technical Support resources are limited and must be scheduled and prioritized by the HMMS Program Office. Travel to sites is under the direction of OO-ALC/LGN, and approval by FEDSIM COR.

        SECTION C.4.3.2 TASK 3.2 HMMS SITE NETWORK SUPPORT

        The subcontractor shall assist sites in troubleshooting telecommunications problems as they directly relate to the functionality and connectivity for HMMS. The telecommunications environments include Ethernet, TCP/IP, Novell, IPX, NETBIOS, Windows 2000, Windows NT, and Windows 95/98/2000. The telecommunications environment at each site varies, and is the responsibility of site network personnel.

        SECTION C.4.3.3 TASK 3.3. HMMS RELEASE SUPPORT

        The subcontractor shall provide support for scheduled software maintenance releases. Onsite technical support shall be provided as required for software beta sites. The subcontractor shall provide onsite technical assistance to beta sites and telephone and/or onsite assistance to all sites for software maintenance releases.

        SECTION C.4.4 TASK 4 CUSTOMER SERVICE

        The subcontractor shall provide customer service support for the HMMS User Community at participating sites as indicated in Paragraphs C.4.4.1 through
C.4.4.3 below.

        SECTION C.4.4.1 TASK 4.1 HARDWARE/SOFTWARE PRCUREMENT

        The subcontractor shall make no purchases of hardware and system software to support ongoing technical, maintenance and customer support activities required by HMMS off this Task. The subcontractor shall conduct/participate in a survey of support activities to determine HMMS support and maintenance requirements. The subcontractor shall evaluate the hardware, communication and software requirements for the maintenance and support of HMMS and make recommendations and requests to the HMMS User Community.

        SECTION C.4.4.2 TASK 4.2 HMMS TRAINING

        The subcontractor shall prepare, coordinate and conduct training for HMMS to new and existing sites on an as-needed basis. The training shall be provided as a train-the-trainer (cadre) concept. The subcontractor shall provide training material for each training session. Training sessions at HMMS sites must be coordinated and approved by the FEDSIM COR. Training resources are limited and must be scheduled and prioritized by the HMMS Program Office.

        SECTION C.4.4.3 TASK 4.3 HMMS CUSTOMER HELP DESK

        The subcontractor shall maintain the customer help desk to provide telephone support 5 days per week, Monday through Friday. The customer help desk shall assist the HMMS User Community in the resolution of functional, technical, network, and general HMMS questions and problems. All problem reports shall be logged, maintained and made available on request to the FEDSIM COR and shall be reported in the subcontractor's monthly report.

        SECTION C.4.4.4 TASK 4.4 IQ-OBJECTS AD-HOC REPORTING



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

        The subcontractor shall assist the HMMS users in preparing ad/hoc reports using the Eureka Reporting Software package. This includes maintenance of the Knowledge base and maintaining a library of common reports available for download from the HMMS web site for use by all HMMS users.

        SECTION C.4.5 TASK 5 COMPUTER TECHNICIAN SUPPORT

        The subcontractor shall provide onsite computer technician support personnel for HMMS for the sites and level specified below.

Site                                    CT1             CT2        Level of Support
----                                    ---             ---        ----------------
Albany MCLB                                              1         Computer Tech 2
Brooks AFB                                               1         Computer Tech 2
Edwards AFB                                              1         Computer Tech 2
Eglin AFB                                                1         Computer Tech 2
Hanscom AFB                              1                         Computer Tech 1
Hill AFB                                                 1         Computer Tech 2
Kirtland AFB                             1                         Computer Tech 1
Letterkenny Army Depot                                   1         Computer Tech 2
Los Angeles AFB                          1                         Computer Tech 1
Tinker AFB                                               2         Computer Tech 2
Red River Army Depot                                     1         Computer Tech 2
Rome Research Labs                                       1         Computer Tech 2
Robins AFB                                               1         Computer Tech 2
Robins AFB                              .5                         Computer Tech 1
Twentynine Palms                         1                         Computer Tech 1
Wright Patterson AFB                     1                         Computer Tech 1
                           Total:      45.5             12

        SECTION C.4.5.1 TASK 5.1 TECHNICIAN LEVEL 1 - HMMS DATA INPUT &
RETRIEVAL

        The subcontractor shall provide support to the Site HazMat Manager/HMMS Site POC for the entry and retrieval of information to and from the HMMS database. Priority of workload varies from site to site and will be determined by the site HazMat Manager/HMMS Site POC. Direction of day-to-day activities and requests from users must be approved by the HMMS Site POC.

        SECTION C.4.5.1.1 TASK 5.1.1 - MATERIAL SAFETY DATA SHEET (MSDS) INPUT AND VERIFICATION

        The subcontractor shall receive MSDS data in paper form from appropriate site personnel and provide support in the research, entry, and/or update of the MSDS data in HMMS. The subcontractor shall attempt to locate existing MSDS data in HMMS or HMIS and use this data to create a new MSDS record. The subcontractor shall verify the data in the new record is correct by matching the fields to the paper record and update appropriate fields. The subcontractor shall make reasonable attempts to locate missing data, including contacting the manufacturer, searching CD-ROMS, using on-line information, or reference texts.

        Upon completion of MSDS entry, the MSDS is to be sent to appropriate site engineering (BIO/Environmental) for entry of hazardous material code and final verification of MSDS information.

        SECTION C.4.5.1.2 TASK 5.1.2 - INPUT OF HMMS TRANSACTION DATA

        The subcontractor shall provide general data input support for HMMS transactions. This includes but is not exclusive to zone, license, printing HMMS labels and employee information.

        SECTION C.4.5.1.3 TASK 5.1.3 - RUNNING REPORTS

        The subcontractor shall run and print HMMS "Canned" reports which can be run from the menu options using selection criteria for report options (i.e., date ranges, location, NSN, etc.) provided by the requestor.

        SECTION C.4.5.1.4 TASK 5.1.4 - CLERICAL TASKS

        The subcontractor shall provide general office support such as answering telephones and filing MSDS forms.

        SECTION C.4.5.2. TASK 5.2 - TECHNICIAN LEVEL 2 - HMMS FUNCTIONAL ASSISTANT AND REPORT WRITER

        In addition to being able to accomplish the duties of the Level 1 Technician, the subcontractor shall provide support in the functional operation of HMMS and create reports using the report writer software, IQ/Objects. These duties will be prioritized by the HMMS Site POC and include the following tasks:

        SECTION C.4.5.2.1 TASK 5.2.1 - MATERIAL SAFETY DATA SHEET (MSDS) INPUT AND VERIFICATION

        The subcontractor shall receive MSDS data in paper form from appropriate site personnel and provide support in the research, entry, and/or update of the MSDS data in HMMS. The subcontractor shall attempt to locate existing MSDS data in HMMS or HMIS and use this data to create a new MSDS record. The subcontractor shall verify the data in the new record is correct by matching the fields to the paper record and update appropriate fields. The subcontractor shall make reasonable attempts to locate missing data, including contacting the manufacturer, searching CD-ROMS, using on-line information, or reference texts.

        Upon completion of MSDS entry, the MSDS is to be sent to appropriate site engineering (BIO/Environmental) for entry of hazardous material code and final verification of MSDS information.

        SECTION C.4.5.2.2 TASK 5.2.2 - INPUT OF HMMS TRANSACTION DATA

        The subcontractor shall provide general data input support for HMMS transactions. This includes but is not exclusive to zone, license, printing HMMS labels and employee information.

        SECTION C.4.5.2.3 TASK 5.2.3 - RUNNING REPORTS

        The subcontractor shall run and print HMMS "Canned" reports which can be run from the menu options including existing IQ/Objects reports, using selection criteria for report options (i.e., date ranges, location, NSN, etc.) provided by the requestor.

        SECTION C.4.5.2.4 TASK 5.2.4 - CLERICAL TASKS

        The subcontractor shall provide general office support such as answering telephones and filing MSDS forms.

        SECTION C.4.5.2.5 TASK 5.2.5 - CREATING IQ/OBJECTS REPORTS FOR HMMS

        The subcontractor shall provide support to the HazMat Cell in creating IQ/Objects reports. This includes gathering report requirements from the requestor, including database elements, format, and selection criteria. The subcontractor shall make reasonable attempt to verify the results of the report but the requestor is responsible for the final verification of the report data.

        SECTION C.4.5.2.6 TASK 5.2.6 - PROVIDE FUNCTIONAL ASSISTANCE FOR HMMS

        The subcontractor shall provide general assistance with the functional aspect of the HMMS to the users at the site.

        SECTION C.4.5.2.7 TASK 5.2.7 - ASSIST WITH MATERIAL INVENTORY

        The subcontractor shall provide support to the HazMat Cell to inventory material and reconcile inventory data in HMMS. This includes using the remote data collector to scan serial numbers and collect data for download into the data collection functions within HMMS. The subcontractor shall not be exposed to any hazardous materials during this process and is to assist trained personnel only in the collection of this data.

        Computer technician support may be re-allocated to alternate sites at the direction of the FEDSIM COR if one or more of the above sites reduce and/or eliminate their requirements for this support.

        SECTION C.4.5.3 TASK 5.3 COMPUTER TECHNICIAN MANAGEMENT AND QUALITY ASSURANCE

        The Subcontractor shall provide managerial oversight and periodic quality assurance of the data entry technician activities at the HMMS sites with subcontractor provided data entry personnel.

        SECTION C.5 PERSONNEL SECURITY CLEARANCES

        The subcontractor shall comply with site specific security requirements as they apply to the their work related activities. HMMS is not classified and no other security considerations are required. If clearances are required at specific sites, the Government will provide security classification guidance to assigned subcontractor personnel. Subcontractor personnel may begin work on this Task Order prior to issuance of their clearances after receiving written acceptance from the base. However, the subcontractor is obliged to expedite processing of security clearance documentation, and to take all possible steps to assure eligibility of personnel through pre-hire background checks.

        SECTION C.6 PLACE OF PERFORMANCE

        Sites listed below are places of performance and subcontractor offices. The type of support to be provided at each site is also specified below.

SITE                           TYPE OF SUPPORT
----                           ---------------
Albany MCLB                    Technical Support and Computer Tech Support
AMARC                          Technical Support
Anniston AD                    Technical Support
Arnold AFB                     Technical Support
Barstow MCLB                   Technical Support
Brooks AFB                     Technical Support and Computer Tech Support
Corpus Christi AD              Technical Support
Cherry Point NADEP             Technical Support
Edwards AFB                    Technical Support and Computer Tech Support
Eglin AFB                      Technical Support and Computer Tech Support
Hanscom AFB                    Technical Support and Computer Tech Support
Hill AFB                       Technical Support and Computer Tech Support
Jacksonville NADEP             Technical Support
Kirtland AFB                   Technical Support and Computer Tech Support
Letterkenny AD                 Technical Support and Computer Tech Support
Los Angeles AFB                Technical Support and Computer Tech Support
North Island NADEP             Technical Support
Red River AD                   Technical Support and Computer Tech Support
Tinker AFB                     Technical Support and Computer Tech Support
Robins AFB                     Technical Support and Computer Tech Support
Rome LABS                      Technical Support and Computer Tech Support
Twentynine Palms               Technical Support and Computer Tech Support
Wright Patterson AFB           Technical Support and Computer Tech Support

        Additional sites may be added at additional cost to the Government.

        Computer technician support is provided at the government site. Subcontractor-Site facilities shall be provided by the subcontractor for the management, technical, customer support, help desk and software maintenance support for HMMS.

        SECTION C.7 PROBLEM NOTIFICATION REPORT (PNR)



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        The subcontractor shall notify ENMAX, immediately upon identification of problems that affect or potentially affect the contract. The subcontractor shall follow up verbal notification in writing, in the form of a PNR for each problem encountered. The PNR shall state the nature and source (description) of the problem, description of the impact of the problem on the task or deliverable(s), the recommended solutions and/or corrective actions needed to resolve the problem, and the proposed schedule for resolving the problem. Submission of the report must be within 24 hours after the identification of the problem.


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